Exhibit 10.3 Certificate of Designation of the Rights And Preferences of Series B 2% Convertible Preferred Stock of National Beauty Corp.

                           CERTIFICATE OF DESIGNATION
                          OF THE RIGHTS AND PREFERENCES
                                       OF
                     SERIES B 2% CONVERTIBLE PREFERRED STOCK
                                       OF
                              NATIONAL BEAUTY CORP.
     National Beauty Corp., a corporation organized and existing under the laws of the State of Nevada (the "Company"), hereby certifies that the following resolutions were adopted by the Board of Directors of the Company pursuant to the authority of the Board of Directors as required by Section 78.1955 of the Nevada General Corporation Law (the "NGCL").
RESOLVED, that pursuant to the authority granted to and vested in the Board of Directors of this Company (the "Board of Directors" or the "Board") in accordance with the provisions of its Articles of Incorporation and Bylaws, each as amended through the date hereof, the Board of Directors hereby authorizes a series of the Company's previously authorized Preferred Stock, par value $.001 per share (the "Preferred Stock"), and hereby states the designation and number of shares, and fixes the relative rights, preferences, privileges, powers and restrictions thereof as follows:

                             I.  CERTAIN DEFINITIONS
     Capitalized terms used and not otherwise defined herein shall have the meanings given such terms in the Merger Agreement by and between the Company and the Zzyzx Zzazx Zzozx, Inc. and entered into on August 20, 2002 (the "Merger Agreement"). As used in this Agreement, the following terms shall have the following meanings:
"Common Stock" means the common stock of the Company, $.001 par value per share. "Escrow Agent" means the Escrow Agent as defined in the Merger Agreement. "Issuance Date" means the date of the Closing under the Merger Agreement with respect to the initial issuance of the Series B Preferred Stock. "Merger Agreement" means the Agreement and Plan of Merger, dated August 20, 2002, between the Company and Zzyzx Zzazx Zzozx, Inc. ("Zzyzx").
"Per Share Market Value" means on any particular date (a) the closing bid price per share of the Common Stock on such date on the NASD over-the-counter bulletin board ("OTCBB") or other stock exchange on which the Common Stock has been listed or if there is no such price on such date, then the last bid price on such exchange on the date nearest preceding such date, or (b) if the Common Stock is not listed on OTCBB or any stock exchange, the closing bid price for a share of Common Stock in the over-the-counter market, as reported by the NASD at the close of business on such date, or (c) if the Common Stock is not quoted by the NASD, the closing bid price for a share of Common Stock in the over-the-counter market as reported by the Pinksheets LLC (or similar organization or agency succeeding to its functions of reporting prices), or (d) if the Common Stock is no longer publicly traded the fair market value of a share of Common Stock as determined by an Appraiser (as defined in Section IV(c)(iv)) selected in good faith by the Holders of a majority of the outstanding Company Preferred Stock Shares; provided, however, that the Company,
                                            --------
after receipt of the determination by such Appraiser, shall have the right to select an additional Appraiser, in which case, the fair market value shall be equal to the average of the determinations by each such Appraiser, in each case as reported by Bloomberg Financial Markets, or if not available, a comparable reporting service chosen by the Company reasonably acceptable to the Holder of a majority of the outstanding Company Preferred Stock Shares.
"Person" means an individual or a corporation, partnership, trust, incorporated or unincorporated association, joint venture, limited liability company, joint stock company, government (or an agency or political subdivision thereof) or other entity of any kind.
"Trading Day" means (a) a day on which the Common Stock is quoted on the OTCBB or principal stock exchange on which the Common Stock has been listed, or (b) if the Common Stock is not quoted on the OTCBB or any stock exchange, a day on which the Common Stock is quoted in the over-the-counter market, as reported by the National Association of Securities Dealers, Inc. ("NASD"), or (c) if the
Common Stock is not quoted on the NASD, a day on which the Common Stock is quoted in the over-the-counter market as reported by the Pinksheets LLC (or any similar organization or agency succeeding its functions of reporting prices).

                           II.  DESIGNATION AND AMOUNT
     The designation of this series, which consists of One Thousand (1,000) shares of Preferred Stock, is the Series B 2% Convertible Preferred Stock (the "Series B Preferred Stock") and the stated value shall be One Thousand U.S. Dollars ($1,000.00) per share (the "Stated Value").

                                 III.  DIVIDENDS
     The holder of the shares of Series B Preferred Stock as they appear on the stock records of the Company ("Holder" or "Holders") shall be entitled to receive, the Board of Directors shall be obligated to declare and the Company shall be obligated to pay, out of funds legally available for the payment of dividends, dividends in cash or (as provided herein) shares of Common Stock at the rate of two percent (2%) per annum (computed on the basis of a 360-day year) (the "Dividend Rate") on the Stated Value of each share of Series B Preferred Stock on and as of the most recent Conversion Date (as defined below) with respect to each Dividend Period (as defined below). Dividends on the Series B Preferred Stock shall be cumulative from the Issuance Date.
(a) Each dividend (other than the first dividend, which shall reflect accrual only from the Issuance Date) shall be payable on each Conversion Date (as defined below), to the Holders of record of shares of the Series B Preferred Stock, as they appear on the stock records of the Company at the close of business on such Conversion Date. For the purposes hereof, "Dividend Period" means the period commencing on and including the day after the immediately preceding Conversion Date and ending on and including the immediately subsequent Conversion Date.

(b) The dividend shall be paid in (i) cash or (ii) through the issuance of duly and validly authorized and issued, fully paid and non-assessable, shares of Series B Preferred Stock valued at the Stated Value, or (iii) through the issuance of duly and validly authorized and issued, fully paid and non-assessable, shares of Common Stock valued at one hundred percent (100%) of the average of the three (3) lowest closing bid prices per share of the Common Stock during the thirty (30) Trading Days immediately preceding the Conversion Date; provided, however, that (i) there shall not have occurred and be continuing any Event of Default (as defined herein) and (ii) the Common Stock shall be issued without restriction and be freely tradable upon resale pursuant to Rule 504 of Regulation D of the Securities Act of 1933, as amended.

(c) So long as any shares of the Series B Preferred Stock are outstanding, no dividends, except as described in the next succeeding sentence, shall be declared or paid or set apart for payment on Pari Passu Securities (as defined herein) for any period unless full cumulative dividends required to be paid in cash have been or contemporaneously are declared and paid or declared and a sum sufficient for the payment thereof set apart for such payment on the Series B Preferred Stock for all Dividend Periods terminating on or prior to the date of payment of the dividend on such class or series of Pari Passu Securities. When dividends are not paid in full or a sum sufficient for such payment is not set apart, as aforesaid, all dividends declared upon shares of the Series B Preferred Stock and all dividends declared upon any other class or series of Pari Passu Securities shall be declared ratably in proportion to the respective amounts of dividends accumulated and unpaid on the Series B Preferred Stock and accumulated and unpaid on such Pari Passu Securities.

(d) So long as any shares of the Series B Preferred Stock are outstanding, no dividends shall be declared or paid or set apart for payment or other distribution declared or made upon Junior Securities (as defined herein), nor shall any Junior Securities be redeemed, purchased or otherwise acquired (other than a redemption, purchase or other acquisition of shares of Common Stock made for purposes of an employee incentive or benefit plan (including a stock option plan) of the Company or any subsidiary) for any consideration (or any moneys be paid to or made available for a sinking fund for the redemption of any shares of any such stock) by the Company, directly or indirectly, unless in each case (i) the full cumulative dividends required to be paid in cash on all outstanding shares of the Series B Preferred Stock and any other Pari Passu Securities shall have been paid or set apart for payment for all past Dividend Periods with respect to the Series B Preferred Stock and all past dividend periods with respect to such Pari Passu Securities, and (ii) sufficient funds shall have been paid or set apart for the payment of the dividend for the current Dividend Period with respect to the Series B Preferred Stock and the current dividend period with respect to such Pari Passu Securities.

                                 IV.  CONVERSION
     (a) The outstanding shares of Series B Preferred Stock shall be convertible into shares of Common Stock as is determined by dividing the Stated Value by the Conversion Price as defined below, and subject to the Limitation on Conversion in Section 4.18 of the Purchase Agreement (as defined below), at the option of the Holder in whole or in part, at any time during the five (5) year period commencing on the Issuance Date (the "Holder Conversion Period"). Any conversion under this Section IV(a) shall be for a minimum Stated Value of $10,000.00 of Series B Preferred Stock. The Holder shall effect conversions by sending the form of conversion notice attached hereto as Appendix I (the "Notice
                                                         ----------
of Conversion") in the manner set forth in Section IV(j). Each Notice of Conversion shall specify the Stated Value of Series B Preferred Stock to be converted. The date on which such conversion is to be effected (the "Conversion Date") shall be on the date the Notice of Conversion is delivered pursuant to
Section IV(j) hereof and Exhibit 2.2(b) to the Merger Agreement. Except as provided herein, each Notice of Conversion, once given, shall be irrevocable. If the Holder is converting less than all of the Stated Value represented by a certificate for the Series B Preferred Stock(s) tendered by the Holder in the Notice of Conversion, the Company shall deliver to the Escrow Agent a new Series B Preferred Stock certificate for such Stated Value as has not been converted within five (5) Business Days of the Company's receipt of the original Series B Preferred Stock and Notice of Conversion. In the event that the Escrow Agent holds the Series B Preferred Stock on behalf of the Holder, the Company agrees that in lieu of surrendering the Series B Preferred Stock upon every partial conversion, the Escrow Agent shall give the Company and the Holder written notice of the amount of the Series B Preferred Stock left unconverted. Upon the entire conversion of the Series B Preferred Stock or the redemption of the Series B Preferred Stock, the Escrow Agent shall return the Series B Preferred Stock to the Company for cancellation.
(b) Immediately subsequent to the Holder Conversion Period (the "Company Conversion Date") for each share of Series B Preferred Stock that has not previously been converted, such share of Series B Preferred Stock shall be automatically convertible into shares of Common Stock at the Conversion Price; provided, however, that no shares of Series B Preferred Stock shall be converted
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(i)  unless  the  Company  shall have duly reserved for issuance to the Holder a sufficient  number  of  shares  of Common Stock to issue upon such conversion or
(ii) if an Event of Default shall have occurred hereunder and is continuing. In connection with such conversion, the Company shall deliver to the Holder of such shares of Series B Preferred Stock a written notice in the form attached hereto as Appendix II (the "Company Conversion Notice"). The Company Conversion Notice
   -----------
shall specify the number of shares of Series B Preferred Stock that will be subject to automatic conversion on the Company Conversion Date. The Company shall deliver or cause to be delivered the Company Conversion Notice at least two (2) Business Days before the Company Conversion Date. The Holder of the Series B Preferred Stock shall surrender the certificates representing such shares at the office of the Company or the Escrow Agent not later than five (5) Business Days after the Company Conversion Date. Each of a Notice of Conversion and a Company Conversion Notice is sometimes referred to herein as a Notice of Conversion, and each of a Conversion Date and a Company Conversion Date is sometimes referred to herein as a Conversion Date.
(c) Not later than two (2) Business Days after the Conversion Date, the Escrow Agent will deliver to the Holder (i) a certificate or certificates representing the number of shares of Common Stock being acquired upon the conversion of Series B Preferred Stock and (ii) once received from the Company, Series B Preferred Stock in principal amount equal to the principal amount of
Series  B  Preferred  Stock  not  converted; provided, however, that the Company
                                             --------  -------
shall not be obligated to issue certificates evidencing the shares of Common Stock issuable upon conversion of any Series B Preferred Stock until the Series B Preferred Stock are either delivered for conversion to the Escrow Agent or Company or any transfer agent for the Series B Preferred Stock or Common Stock, or the Holder notifies the Company that such Series B Preferred Stock have been lost, stolen or destroyed and provides an agreement reasonably acceptable to the Company to indemnify the Company from any loss incurred by it in connection therewith. In the case of a conversion pursuant to a Notice of Conversion, if such certificate or certificates are not delivered by the date required under this Section IV(c), the Holder shall be entitled by providing written notice to the Company at any time on or before its receipt of such certificate or certificates thereafter, to rescind such conversion, in which event the Company shall immediately return the Series B Preferred Stock tendered for conversion.
(d)     (i)     The  Conversion Price for each share of Series B Preferred Stock in  effect on any Conversion Date shall be the LESSER of (a) $.40 or one hundred
                                               ------
twenty-five percent (125%) of the average of the closing bid prices per share of the Common Stock during the five (5) Trading Days immediately preceding the Closing (as defined in the Purchase Agreement) (the "Fixed Conversion Price") or
(b) one hundred percent (100%) of the average of the three (3) lowest closing bid prices per share of the Common Stock during the thirty (30) Trading Days immediately preceding the Conversion Date (the "Floating Conversion Price"). For purposes of determining the closing bid price on any day, reference shall be to the closing bid price for a share of Common Stock on such date on the OTCBB, as reported on Bloomberg, L.P. (or similar organization or agency succeeding to its functions of reporting prices).
     (ii) If the Company, at any time while any Series B Preferred Stock are outstanding, (a) shall pay a stock dividend or otherwise make a distribution or distributions on shares of its Junior Securities payable in shares of its capital stock (whether payable in shares of its Common Stock or of capital stock of any class), (b) subdivide outstanding shares of Common Stock into a larger number of shares, (c) combine outstanding shares of Common Stock into a smaller number of shares, or (d) issue by reclassification of shares of Common Stock any shares of capital stock of the Company, the Fixed Conversion Price designated in
Section IV(d)(i) shall be multiplied by a fraction of which the numerator shall be the number of shares of Common Stock of the Company outstanding before such event and of which the denominator shall be the number of shares of Common Stock outstanding after such event. Any adjustment made pursuant to this Section IV(d)(ii) shall become effective immediately after the record date for the determination of stockholders entitled to receive such dividend or distribution and shall become effective immediately after the effective date in the case of a subdivision, combination or reclassification.
     (iii) If the Company, at any time while any Series B Preferred Stock are outstanding, shall issue or sell shares of Common Stock, or options, warrants or other rights to subscribe for or purchase shares of Common Stock, (excluding shares of Common Stock issuable upon exercise of options, warrants or conversion rights granted prior to the date hereof) and at a price per share less than the Per Share Market Value of Common Stock at the issue date mentioned below, the Fixed Conversion Price designated in Section IV(d)(i) shall be multiplied by a fraction, of which the denominator shall be the number of shares of Common Stock (excluding treasury shares, if any) outstanding on the date of issuance of such rights or warrants plus the number of additional shares of Common Stock offered for subscription or purchase, and of which the numerator shall be the number of shares of Common Stock (excluding treasury shares, if any) outstanding on the date of issuance of such shares, options, warrants or rights plus the number of shares which the aggregate offering price of the total number of shares so offered would purchase at such Per Share Market Value. Such adjustment shall be made whenever such rights or warrants are issued, and shall become effective immediately after the record date for the determination of stockholders entitled to receive such rights or warrants. However, upon the expiration of any right or warrant to purchase Common Stock the issuance of which resulted in an adjustment in the Conversion Price designated in Section IV(d)(i) pursuant to this Section IV(d)(iii), if any such right or warrant shall expire and shall not have been exercised, the Fixed Conversion Price designated in Section IV(d)(i) shall immediately upon such expiration be recomputed and effective immediately upon such expiration be increased to the price which it would have been (but reflecting any other adjustments in the Conversion Price made pursuant to the provisions of this Article IV after the issuance of such rights or warrants) had the adjustment of the Conversion Price made upon the issuance of such rights or warrants been made on the basis of offering for subscription or purchase only that number of shares of Common Stock actually purchased upon the exercise of such rights or warrants actually exercised.
     (iv) If the Company, at any time while Series B Preferred Stock are outstanding, shall distribute to all holders of Common Stock (and not to Holders of Series B Preferred Stock) evidences of its indebtedness or assets or rights or warrants to subscribe for or purchase any security (excluding those referred to in Section IV(d)(iii) above) then in each such case the Conversion Price at which each Series B Preferred Stock shall thereafter be convertible shall be determined by multiplying the Fixed Conversion Price in effect immediately prior to the record date fixed for determination of stockholders entitled to receive such distribution by a fraction of which the denominator shall be the Per Share Market Value of Common Stock determined as of the record date mentioned above, and of which the numerator shall be such Per Share Market Value of the Common Stock on such record date less the then fair market value at such record date of the portion of such assets or evidence of indebtedness so distributed applicable to one outstanding share of Common Stock as determined by the Board of Directors in good faith; provided, however that in the event of a distribution exceeding
                 --------  -------
ten percent (10%) of the net assets of the Company, such fair market value shall be determined by a nationally recognized or major regional investment banking firm or firm of independent certified public accountants of recognized standing (which may be the firm that regularly examines the financial statements of the Company) (an "Appraiser") selected in good faith by the Holders of a majority of the principal amount of the Series B Preferred Stock then outstanding; and provided, further, that the Company, after receipt of the determination by such
     ---   -------
Appraiser shall have the right to select an additional Appraiser, in which case the fair market value shall be equal to the average of the determinations by each such Appraiser. In either case the adjustments shall be described in a statement provided to the Holder and all other Holders of Series B Preferred Stock of the portion of assets or evidences of indebtedness so distributed or such subscription rights applicable to one share of Common Stock. Such adjustment shall be made whenever any such distribution is made and shall become effective immediately after the record date mentioned above.
     (v) All calculations under this Article IV shall be made to the nearest 1/1000th of a cent or the nearest 1/1000th of a share, as the case may be. Any calculation over .005 shall be rounded up to the next cent or share and any calculation less than .005 shall be rounded down to the previous cent or share.
     (vi) In the event the Fixed Conversion Price is not adjusted pursuant to Section IV(d)(ii), (iii), (iv), or (v), within two (2) Business Days following the occurrence of an event described therein, the Holder shall have the right to require the Company to redeem all of the Holder's Series B Preferred Stock at 150% of the Stated Value of such Holder's Series B Preferred Stock and simultaneously pay such amount and all accrued and unpaid dividends to the Holder pursuant to the written instructions provided by the Holder.
     (vii)     Whenever  the  Fixed  Conversion  Price  is  adjusted pursuant to
Section IV(d)(ii),(iii), (iv) or (v), or redeemed pursuant to Section IV(d)(vi), the Company shall within two (2) days after the determination of the new Fixed Conversion Price mail and fax to the Holder and to each other Holder of Series B Preferred Stock, a notice setting forth the Fixed Conversion Price after such adjustment and setting forth a brief statement of the facts requiring such adjustment.
     (viii) In case of any reclassification of the Common Stock, any consolidation or merger of the Company with or into another person, the sale or transfer of all or substantially all of the assets of the Company or any compulsory share exchange pursuant to which the Common Stock is converted into other securities, cash or property, then each holder of Series B Preferred Stock then outstanding shall have the right thereafter to convert such Series B Preferred Stock only into the shares of stock and other securities and property receivable upon or deemed to be held by holders of Common Stock following such reclassification, consolidation, merger, sale, transfer or share exchange (except in the event the property is cash, then the Holder shall have the right to convert the Series B Preferred Stock and receive cash in the same manner as other stockholders), and the Holder shall be entitled upon such event to receive such amount of securities or property as the shares of the Common Stock into which such Series B Preferred Stock could have been converted immediately prior to such reclassification, consolidation, merger, sale, transfer or share exchange would have been entitled. The terms of any such consolidation, merger, sale, transfer or share exchange shall include such terms so as to continue to give to the holder the right to receive the securities or property set forth in this Section IV(d)(viii) upon any conversion following such consolidation, merger, sale, transfer or share exchange. This provision shall similarly apply to successive reclassifications, consolidations, mergers, sales, transfers or share exchanges.
     (ix)     If:
(A) the Company shall declare a dividend (or any other distribution) on its Common Stock; or
(B) the Company shall declare a special nonrecurring cash dividend on or a redemption of its Common Stock; or
(C) the Company shall authorize the granting to all holders of the Common Stock rights or warrants to subscribe for or purchase any shares of capital stock of any class or of any rights; or
(D) the approval of any stockholders of the Company shall be required in connection with any reclassification of the Common Stock of the Company (other than a subdivision or combination of the outstanding shares of Common Stock), any consolidation or merger to which the Company is a party, any sale or transfer of all or substantially all of the assets of the Company, or any compulsory share exchange whereby the Common Stock is converted into other securities, cash or property; or
(E)     the  Company  shall  authorize the voluntary or involuntary dissolution, liquidation  or  winding-up  of  the  affairs  of  the  Company;
then the Company shall cause to be filed at each office or agency maintained for the purpose of conversion of Series B Preferred Stock, and shall cause to be mailed and faxed to the Holders of Series B Preferred Stock at their last addresses as it shall appear upon the Series B Preferred Stock Register, at least thirty (30) calendar days prior to the applicable record or effective date hereinafter specified, a notice stating (x) the date on which a record is to be taken for the purpose of such dividend, distribution, redemption, rights or warrants, or if a record is not to be taken, the date as of which the holders of Common Stock of record to be entitled to such dividend, distributions, redemption, rights or warrants are to be determined, or (y) the date on which such reclassification, consolidation, merger, sale, transfer, share exchange, dissolution, liquidation or winding-up is expected to become effective, and the date as of which it is expected that holders of Common Stock of record shall be entitled to exchange their shares of Common Stock for securities or other property deliverable upon such reclassification, consolidation, merger, sale, transfer, share exchange, dissolution, liquidation or winding-up; provided,
                                                                       --------
however,  that  the  failure to mail such notice or any defect therein or in the
    ---
mailing thereof shall not affect the validity of the corporate action required to be specified in such notice.

     (e) If at any time conditions shall arise by reason of action or inaction taken by the Company which in the opinion of the Board of Directors are not adequately covered by the other provisions hereof and which might materially and adversely affect the rights of the Holders of Series B Preferred Stock (different than or distinguished from the effect generally on rights of holders of any class of the Company's capital stock), the Company shall, at least thirty
(30) calendar days prior to the effective date of such action, mail and fax a written notice to each Holder of Series B Preferred Stock briefly describing the action contemplated and the material adverse effects of such action on the rights of such Holders and an Appraiser selected by the Holders of majority of the outstanding Series B Preferred Stock shall give its opinion as to the adjustment, if any (not inconsistent with the standards established in this
Article  IV),  of  the  Fixed  Conversion  Price  (including,  if necessary, any adjustment as to the securities into which Series B Preferred Stock may thereafter be convertible) and any distribution which is or would be required to preserve without diluting the rights of the Holders of Series B Preferred Stock; provided, however, that the Company, after receipt of the determination by such
--------   -------
Appraiser, shall have the right to select an additional Appraiser, in which case the adjustment shall be equal to the average of the adjustments recommended by each such Appraiser. The Board of Directors shall make the adjustment recommended forthwith upon the receipt of such opinion or opinions or the taking of any such action contemplated, as the case may be; provided, however, that no
                                                      --------  -------
such adjustment of the Fixed Conversion Price shall be made which in the opinion of the Appraiser(s) giving the aforesaid opinion or opinions would result in an increase of the Fixed Conversion Price to more than the Fixed Conversion Price then in effect.
(f) The Company covenants that it will at all times reserve and keep available out of its authorized and unissued Common Stock solely for the purpose of issuance upon conversion of Series B Preferred Stock as herein provided, free from preemptive rights or any other actual contingent purchase rights of persons other than the Holders of Series B Preferred Stock, such number of shares of Common Stock as shall be issuable (taking into account the adjustments and restrictions of Section IV(d) and Section IV(e) hereof) upon the conversion of the aggregate principal amount of all outstanding Series B Preferred Stock. The Company covenants that all shares of Common Stock that shall be so issuable shall, upon issue, be duly and validly authorized, issued and fully paid and nonassessable.
(g) No fractional shares of Common Stock shall be issuable upon a conversion hereunder and the number of shares to be issued shall be rounded up to the nearest whole share. If a fractional share interest arises upon any conversion hereunder, the Company shall eliminate such fractional share interest by issuing Holder an additional full share of Common Stock.
(h) The issuance of certificates for shares of Common Stock on conversion of Series B Preferred Stock shall be made without charge to the Holder for any documentary stamp or similar taxes that may be payable in respect of the issue or delivery of such certificate, provided that the Company shall not be required to pay any tax that may be payable in respect of any transfer involved in the issuance and delivery of any such certificate upon conversion in a name other than that of the Holder and the Company shall not be required to issue or deliver such certificates unless or until the person or persons requesting the issuance thereof shall have paid to the Company the amount of such tax or shall have established to the satisfaction of the Company that such tax has been paid.
(i) Series B Preferred Stock converted into Common Stock shall be canceled upon conversion.
(j) Each Notice of Conversion shall be given by facsimile to the Escrow Agent no later than 4:00 pm New York time. Upon receipt of such Notice of Conversion, the Escrow Agent shall forward such Notice of Conversion to the Company by facsimile by the end of the Business Day, on which received, assuming received by 6:00 pm New York time and if thereafter on the next Business Day, at the facsimile telephone number and address of the principal place of business of the Company. Each Company Notice of Conversion shall be given by facsimile addressed to each Holder of Series B Preferred Stock at the facsimile telephone number and address of such Holder appearing on the books of the Company as provided to the Company by such Holder for the purpose of such Company Notice of Conversion, with a copy to the Escrow Agent. Any such notice shall be deemed given and effective upon the transmission of such facsimile at the facsimile telephone number specified in this Section IV(j) (with printed confirmation of transmission). In the event that the Escrow Agent receives the Notice of Conversion after 4:00 p.m. New York time, the Conversion Date shall be deemed to be the next Business Day. In the event that the Company receives the Notice of Conversion after the end of the Business Day, notice will be deemed to have been given the next Business Day.
                       V.  EVENTS OF DEFAULT AND REMEDIES
     (a) "Event of Default", wherever used herein, means any one of the following events:
     (i) the Company shall fail to observe or perform any material covenant, agreement or warranty contained in this Series B Preferred Stock Certificate of Designation, and such failure shall not have been remedied within ten (10) Business Days after the date on which written notice of such failure shall have been given;
     (ii) the occurrence of any event or breach or default by the Company under the Merger Agreement, including, without limitation, the performance of all obligations and duties of Zzyzx pursuant to the Convertible Preferred Stock Purchase Agreement (the "Purchase Agreement"), dated August 20, 2002, between Zzyzx and the purchaser listed therein, and the exhibits, schedules and all documents executed in connection therewith, or any other Transaction Document (as defined in the Purchase Agreement) and such failure or breach shall not have been remedied within the applicable cure period provided for therein, if any;
     (iii) the Company or any of its subsidiaries shall commence a voluntary case under the United States Bankruptcy Code as now or hereafter in effect or any successor thereto (the "Bankruptcy Code"); or an involuntary case is commenced against the Company under the Bankruptcy Code and the Company fails to pursue dismissal of the case within sixty (60) days after commencement of the case; or the Company commences any other proceeding under any reorganization, arrangement, adjustment of debt, relief of debtors, dissolution, insolvency or liquidation or similar law of any jurisdiction whether now or hereafter in effect relating to the Company or there is commenced against the Company any such proceeding and the Company fails to pursue dismissal of the case within sixty (60) days after commencement of the case; or the Company suffers any appointment of any custodian or the like for it or any substantial part of its property and the Company fails to pursue dismissal of the custodian within sixty
(60) days after the appointment; or the Company makes a general assignment for the benefit of creditors; or any corporate or other action is taken by the Company for the purpose of effecting any of the foregoing;
     (iv) the Company shall voluntarily have its Common Stock deleted or delisted, as the case may be, from the OTCBB or other national securities exchange or market on which such Common Stock is listed for trading or suspended from trading thereon, and shall not have its Common Stock relisted or have such suspension lifted, as the case may be, within twenty (20) Trading Days of such deletion or delisting;
     (v) notwithstanding anything herein to the contrary, the Company shall fail to deliver to the Escrow Agent share certificates representing the shares of Common Stock to be issued upon conversion of the Series B Preferred Stock within ten (10) Business Days pursuant to written notice by the Escrow Agent to the Company that additional shares are required in escrow pursuant to Section
4.14 of the Purchase Agreement and Article 2 of the Escrow Agreement (annexed as
Exhibit  2.2(a)  to  the  Merger  Agreement);
     (vi) the Company shall issue a press release, or otherwise make publicly known, that it is not honoring properly executed Notice of Conversions for any reason whatsoever;
     (vii) the Company shall issue or enter into an agreement to issue any equity or equity equivalent security with a floating conversion price substantially similar to the Series B Preferred Stock.
(b) If any Event of Default occurs and continues, beyond any cure period, if any, then so long as such Event of Default shall then be continuing any Holder may, by notice to the Company demand redemption of the Shares of Series B
Preferred Stock at the Redemption Price (as defined herein), whereupon the Stated Value and all accrued but unpaid Dividends immediately due and payable, and such Holder may immediately and without expiration of any grace period enforce any and all of its rights and remedies hereunder and all other remedies available to it under applicable law. Such declaration may be rescinded and annulled by such Holder at any time prior to payment hereunder. No such rescission or annulment shall affect any subsequent Event of Default or impair any right consequent thereon. This shall include, but not be limited to the right to temporary, preliminary and permanent injunctive relief without the requirement of posting any bond or undertaking.
(c) Such Holder may thereupon proceed to protect and enforce its rights either by suit in equity, or by action at law, or by other appropriate proceedings whether for the specific performance (to the extent permitted by law) of any covenant or agreement contained in this Series B Preferred Stock Certificate of Designation or in aid of the exercise of any power granted in this Series B Preferred Stock Certificate of Designation, and proceed to enforce the redemption of any of the Series B Preferred Stock held by it, and to enforce any other legal or equitable right of such Holder.
(d) As a non-exclusive remedy, in the Event of a Default, the Holder can convert the outstanding shares of Series B Preferred Stock at the lesser of the Fixed Conversion Price or the Floating Conversion Price upon giving a notice of conversion to the Company. The Company shall not have the right to object to the conversion or the calculation of the applicable Conversion Price, and the Escrow Agent shall release the shares of Common Stock from escrow upon notifying the Company of the conversion.
(e) To effectuate the terms and provisions of this Certificate of Designation of Series B Preferred Stock, the Holder may send notice of any default to the Attorney-in-Fact (as defined in the Escrow Agreement) and send a copy of such notice to the Company and its counsel, simultaneously, and request the Attorney-in-Fact, to comply with the terms of this Certificate of Designation of Series B Preferred Stock and the Merger Agreement and all agreements entered into and/or assumed pursuant to the Merger Agreement on behalf of the Company.

                                 VI.  REDEMPTION
     (a) The shares of Series B Preferred Stock are redeemable at the sole option of the Company prior to receipt of a Notice of Conversion (as provided in
Article IV hereof) to the extent funds are legally available therefor, at any time and from time to time in whole or in part at a redemption price equal to one hundred fifteen percent (115%) of the Stated Value of each share of Series B Preferred Stock being redeemed plus accrued and unpaid dividends ("Redemption Price"). The Company is not obligated to provide for redemption of the Series B Preferred Stock through a sinking fund.
(b) The Company shall not optionally redeem the Series B Preferred Stock or any other Pari Passu Securities in whole or in part without redeeming, on a pro rata basis, all outstanding Pari Passu Securities in accordance with the relative  amounts  due  the  holders  of  Pari  Passu  Securities on redemption.
(c) Shares of Series B Preferred Stock which have been redeemed or converted shall be deemed retired pursuant to the NGCL and shall thereafter resume the status of authorized and unissued shares of Preferred Stock, undesignated as to series, and may be redesignated and reissued as part of any new series of Preferred Stock other than Series B Preferred Stock.
(d) Notwithstanding the foregoing provisions of this Article VI, unless the full cumulative dividends on all outstanding shares of Series B Preferred Stock shall have been paid or contemporaneously are declared and paid for all past dividend periods, none of the Series B Preferred Stock shall be redeemed unless all outstanding shares of Series B Preferred Stock are simultaneously redeemed.
(e)     No  redemption  shall  be  made and no sum set aside for such redemption unless at the time thereof (i) all accrued and unpaid dividends payable on any Senior Securities (as defined herein) have been paid in full, (ii) all required mandatory redemptions on Senior Securities have been made in full and (iii) all optional redemptions of Senior Securities, if any, previously declared, have been made in full. No redemption shall be made and no sum set aside for such redemption at any time that the terms or provisions of any indenture or agreement of the Company, including any agreement relating to indebtedness, specifically prohibits such redemption or setting aside or provides that such redemption or setting aside would constitute a breach or default thereunder (after notice or lapse of time or both), except with the written consent of the lender or other parties to said agreement as the case may be.
(f) If any redemption shall at any time be prohibited by the NGCL, the same shall be deferred until such time as the redemption can occur in full compliance with such statute.
(g) In the event the Company shall redeem shares of Series B Preferred Stock notice of such redemption shall be given by first class mail, postage prepaid, or by confirmed facsimile transmission, not less than thirty (30) business days prior to the date fixed by the Board for redemption to each holder of Series B Preferred Stock at the address that appears on the Company's stock record books; provided, however, that no failure to provide such notice nor any defect therein
--------  -------
shall affect the validity of the redemption proceeding except as to the holder to whom the Company has failed to send such notice or whose notice was defective. Each notice shall state (i) the redemption date, (ii) the number of shares of Series B Preferred Stock to be redeemed; (iii) the Redemption Price;
(iv) the place or places where certificates for shares of Series B Preferred Stock are to be surrendered for payment and (v) that dividends on the redeemed shares shall cease to accrue on such redemption date. When notice has been provided as aforesaid then from and after the redemption date (unless default shall be made by the Company in providing money for the payment of the Redemption Price of the shares called for redemption) dividends on the shares called for redemption shall cease to accrue and said shares shall no longer be deemed to be outstanding and all rights of the holders thereof shall cease (other than the right to receive the Redemption Price). Upon surrender of the certificates for Series B Preferred Stock accompanied by appropriate stock powers, the shares shall be redeemed by the Company at the Redemption Price. In case fewer than all shares represented by any such certificate are redeemed, a new certificate representing the shares of Series B Preferred Stock not so redeemed shall be issued to the holder without cost.

                                   VII.  RANK
     The Series B Preferred Stock shall, as to dividends, redemptions, and the distribution of assets upon liquidation, dissolution or winding up of the Company, rank (i) prior to the Company's Common Stock; (ii) prior to any class or series of capital stock of the Company hereafter created that, by its terms, ranks junior to the Series B Preferred Stock ("Junior Securities"); (iii) junior to any class or series of capital stock of the Company hereafter created (with the consent of the holders of a majority of the outstanding Series B Preferred Stock) which by its terms ranks senior to the Series B Preferred Stock ("Senior Securities"); and (iv) pari passu with any other series of preferred stock of the Company hereafter created (with the consent of the holders of a majority of the outstanding Series B Preferred Stock) which by its terms ranks on a parity ("Pari Passu Securities") with the Series B Preferred Stock.

                          VIII.  LIQUIDATION PREFERENCE
     If the Company shall commence a voluntary case under the U.S. Federal bankruptcy laws or any other applicable bankruptcy, insolvency or similar law, or consent to the entry of an order for relief in an involuntary case under any law or to the appointment of a receiver, liquidator, assignee, custodian, trustee, sequestrator (or other similar official) of the Company or of any substantial part of its property, or make an assignment for the benefit of its creditors, or admit in writing its inability to pay its debts generally as they become due, or if a decree or order for relief in respect of the Company shall be entered by a court having jurisdiction in the premises in an involuntary case under the U.S. Federal bankruptcy laws or any other applicable bankruptcy, insolvency or similar law resulting in the appointment of a receiver, liquidator, assignee, custodian, trustee, sequestrator (or other similar official) of the Company or of any substantial part of its property, or ordering the winding up or liquidation of its affairs, and any such decree or order shall be unstayed and in effect for a period of sixty (60) consecutive days and, on account of any such event, the Company shall liquidate, dissolve or wind up, or if the Company shall otherwise liquidate, dissolve or wind up, including, but not limited to, the sale or transfer of all or substantially all of the Company's assets in one transaction or in a series of related transactions (a "Liquidation Event"), no distribution shall be made to the holders of any shares of capital stock of the Company (other than Senior Securities and Pari Passu Securities) upon liquidation, dissolution or winding up unless prior thereto the Holders of shares of Series B Preferred Stock shall have received the Liquidation Preference (as defined below) with respect to each share. If, upon the occurrence of a Liquidation Event, the assets and funds available for distribution among the Holders of the Series B Preferred Stock and Holders of Pari Passu Securities shall be insufficient to permit the payment to such holders of the preferential amounts payable thereon, then the entire assets and funds of the Company legally available for distribution to the Series B Preferred Stock and the Pari Passu Securities shall be distributed ratably among such shares in proportion to the ratio that the Liquidation Preference payable on each such share bears to the aggregate Liquidation Preference payable on all such shares. The purchase or redemption by the Company of stock of any class, in any manner permitted by law, shall not, for the purposes hereof, be regarded as a liquidation, dissolution or winding up of the Company. Neither the consolidation or merger of the Company with or into any other entity nor the sale or transfer by the Company of less than substantially all of its assets shall, for the purposes hereof, be deemed to be a liquidation, dissolution or winding up of the Company. The "Liquidation Preference" with respect to a share of Series B Preferred Stock means an amount equal to the Stated Value thereof, plus the accrued but unpaid dividends thereon through the date of final distribution. The Liquidation Preference with respect to any Pari Passu Securities shall be as set forth in the Certificate of Designation filed in respect thereof.

                               IX.  VOTING RIGHTS
     The Holders of the Series B Preferred Stock have no voting power whatsoever, except as otherwise provided by the NGCL. To the extent that under the NGCL the vote of the Holders of the Series B Preferred Stock, voting separately as a class or series, as applicable, is required to authorize a given action of the Company, the affirmative vote or consent of the Holders of at least a majority of the then outstanding shares of the Series B Preferred Stock represented at a duly held meeting at which a quorum is present or by written consent of the Holders of at least a majority of the then outstanding shares of Series B Preferred Stock (except as otherwise may be required under the NGCL) shall constitute the approval of such action by the class. To the extent that under the NGCL Holders of the Series B Preferred Stock are entitled to vote on a matter with holders of Common Stock, voting together as one class, each share of Series B Preferred Stock shall be entitled to a number of votes equal to the number of shares of Common Stock into which it is then convertible (subject to the limitations contained in Article IV) using the record date for the taking of such vote of shareholders as the date as of which the Conversion Price is calculated.

                                X.  MISCELLANEOUS
     (a)     If any shares of Series B Preferred Stock are converted pursuant to
Article IV, the shares so converted shall be canceled, shall return to the status of authorized, but unissued preferred stock of no designated series, and shall not be issuable by the Company as Series B Preferred Stock.
(b) Upon receipt by the Company of (i) evidence of the loss, theft, destruction or mutilation of any Preferred Stock certificate(s) and (ii) (y) in the case of loss, theft or destruction, of indemnity (without any bond or other security) reasonably satisfactory to the Company, or (z) in the case of mutilation, upon surrender and cancellation of the Preferred Stock certificate(s), the Company shall execute and deliver new Preferred Stock certificate(s) of like tenor and date. However, the Company shall not be obligated to reissue such lost or stolen Preferred Stock certificate(s) if the Holder contemporaneously requests the Company to convert such Series B Preferred Stock.
(c) Upon submission of a Notice of Conversion by a Holder of Series B Preferred Stock, (i) the shares covered thereby shall be deemed converted into shares of Common Stock and (ii) the Holder's rights as a Holder of such converted shares of Series B Preferred Stock shall cease and terminate, excepting only the right to receive certificates for such shares of Common Stock and to any remedies provided herein or otherwise available at law or in equity to such Holder because of a failure by the Company to comply with the terms of this Certificate of Designation. Notwithstanding the foregoing, if a Holder has not received certificates for all shares of Common Stock prior to the tenth
(10th) business day after the expiration of the Delivery Period with respect to a conversion of Series B Preferred Stock for any reason, then (unless the Holder otherwise elects to retain its status as a holder of Common Stock by so notifying the Company within five (5) business days after the expiration of such ten (10) business day period) the Holder shall regain the rights of a Holder of Series B Preferred Stock with respect to such unconverted shares of Series B Preferred Stock and the Company shall, as soon as practicable, return such unconverted shares to the Holder. In all cases, the Holder shall retain all of its rights and remedies for the Company's failure to convert Series B Preferred Stock.
(d) The remedies provided in this Certificate of Designation shall be cumulative and in addition to all other remedies available under this Certificate of Designation, at law or in equity (including a decree of specific performance and/or other injunctive relief), and nothing herein shall limit a Holder's right to pursue actual damages for any failure by the Company to comply with the terms of this Certificate of Designation. The Company acknowledges that a breach by it of its obligations hereunder will cause irreparable harm to the Holders of Series B Preferred Stock and that the remedy at law for any such breach may be inadequate. The Company therefore agrees, in the event of any such breach or threatened breach, that the Holders of Series B Preferred Stock shall be entitled, in addition to all other available remedies, to an injunction restraining any breach, without the necessity of showing economic loss and without any bond or other security being required.

                  [REMAINDER OF PAGE INTENTIONALLY LEFT BLANK]

IN WITNESS WHEREOF, the undersigned, being the President and Secretary of National Beauty Corp., hereby declare under penalty of perjury that the foregoing is a true and correct copy of the Certificate of Designation of the Rights and Preferences of the Series B 2% Convertible Preferred Stock of National Beauty Corp. duly adopted by the Board of Directors of National Beauty Corp. on August 19, 2002, and this Certificate of Designation is executed by the undersigned on behalf of National Beauty Corp. this ___ day of August 2002.

     NATIONAL  BEAUTY  CORP.



     By:     ______________________________
     Edward  A.  Roth,  President



     By:     ______________________________
     Alisha  Roth,  Secretary

                                   APPENDIX I


                              NOTICE OF CONVERSION
                            AT THE ELECTION OF HOLDER
(To be Executed by the Registered Holder in order to Convert the Series B Preferred Stock)

Except as provided by Article IV of the Series B Preferred Stock Certificate of Designation, the undersigned hereby irrevocably elects to convert the above Series B Preferred Stock certificate number(s) _______________ into shares of Common Stock, $.001 par value per share (the "Common Stock"), of National Beauty Corp. (the "Company") according to the conditions hereof, as of the date written below. If shares are to be issued in the name of a person other than undersigned, the undersigned will pay all transfer taxes payable with respect thereto and is delivering herewith such certificates and opinions as reasonably requested by the Company in accordance therewith. No other fees will be charged to the Holder, except for such transfer taxes, if any. A fee of $350 will be charged to the Company for any conversion by the Escrow Agent.

Conversion  calculations:
     Date  to  Effect  Conversion


     Stated  Value  of  Shares  of  Series  B  Preferred  Stock  to be Converted


     Applicable  Conversion  Price  (Pursuant  to  Article  IV(d))


     Number  of  Shares  to  be  Issued  Upon  Conversion



     Signature


     Name




     Address

                                   APPENDIX II

                         NOTICE OF AUTOMATIC CONVERSION


The undersigned in the name and on behalf of National Beauty Corp. (the "Company") hereby notifies the addressee hereof that _________ shares of the Series B Preferred Stock held by the Holder will be converted into shares of Common Stock, par value $.001 per share (the "Common Stock"), of the Company according to the terms of the Series B Preferred Stock, as of the date written below. No other fees will be charged to the Holder except for such transfer taxes, if any which may be incurred by the Company if shares are to be issued in the name of a person other than the person to whom this notice is addressed. A fee of $350.00 will be charged to the Company for any conversion by the Escrow Agent.

Conversion calculations:
Date to Effect Conversion


Number of shares of Series B Preferred Stock to be Converted


Applicable Conversion Price


Number of Shares of Common Stock to be Issued



Signature



Name